Exhibit 99.1
Press Release
DENVER, CO – October 21, 2026	Contact: Trent Trujillo
Email: ttrujillo@udr.com

UDR, INC. RAISES FULL-YEAR 2026 GUIDANCE RANGES

AND PROVIDES PRELIMINARY THIRD QUARTER 2026 RESULTS

UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, announced today that it has raised its full-year 2026 guidance ranges for Net Income and Funds From Operations as Adjusted (“FFOA”) per diluted share, and provided preliminary results for the quarter ended September 30, 2026. This update is provided in conjunction with the Company’s separate announcement of the expected formation of a $2.0 billion strategic partnership with Apollo.

Preliminary Third Quarter 2026 Results and Outlook(1)

The Company expects Net Income per diluted share for the third quarter 2026 will be $0.67, which compares to the previously provided guidance range of $0.13 to $0.15 per diluted share. Furthermore, the Company expects FFOA per diluted share for the third quarter 2026 will be $0.65, which represents the high-end of the previously provided guidance range of $0.63 to $0.65 per diluted share. As shown in the table below, the Company has established guidance ranges for the fourth quarter 2026 and has raised its previously provided full-year 2026 guidance ranges for Net Income and FFOA per diluted share.

Metric, per diluted share	3Q 2026 Preliminary	YTD 2026 through 3Q 2026 Preliminary	4Q 2026 Outlook	Prior Full-Year 2026 Outlook	Updated Full-Year 2026 Outlook	Full-Year 2026 Midpoint (Change)
Net Income	$0.67	$1.45	$0.13 to $0.15	$1.03 to $1.11	$1.58 to $1.60	$1.59 (+$0.52)
FFO	$0.62	$1.85	$0.63 to $0.65	$2.47 to $2.55	$2.48 to $2.50	$2.49 (-$0.02)
FFOA	$0.65	$1.90	$0.63 to $0.65	$2.49 to $2.57	$2.54 to $2.56	$2.55 (+$0.02)
Year-Over-Year Same-Store (“SS”) Growth:
Revenue	1.8%	1.6%	N/A	0.75% to 2.00%	1.4% to 1.8%	1.6% (+22.5bps)
Expense	2.2%	3.2%	N/A	2.75% to 3.75%	2.7% to 3.1%	2.9% (-35bps)
NOI	1.6%	0.8%	N/A	0.00% to 1.25%	0.8% to 1.2%	1.0% (+37.5bps)
(1)

All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team. A reconciliation of GAAP Net Income per diluted share to forecasted FFO and FFOA per diluted share for the fourth quarter and full-year 2026 can be found under “Reconciliation of Forecasted Net Income to FFO and FFO as Adjusted” in this release. Non-GAAP financial measures and other terms, as used in this release, are defined and further explained under “Definitions” in this release. Net Income, FFO and FFOA per share for all 2026 periods and guidance are unaffected by the Apollo transaction. SS growth metrics have been adjusted to exclude the 19 communities that comprise the joint venture with Apollo. Including these communities, SS Revenue, Expense, and NOI would be 1.5%, 2.7%, and 1.0% for 3Q 2026, 1.4%, 3.2%, and 0.5% for YTD 2026 through 3Q 2026, and 1.45%, 2.9%, and 0.75% for Full-Year 2026 Midpoint.

Operating Update

SS Metric(1)	3Q 2026, preliminary	YTD 2026 through 3Q 2026 preliminary
Weighted Average Physical Occupancy	96.5%	96.6%
Effective Blended Lease Rate Growth	2.0%	2.2%
(1)

SS metrics have been adjusted to exclude the 19 communities that comprise the joint venture with Apollo. Including these communities, Weighted Average Physical Occupancy and Effective Blended Lease Rate Growth would be 96.6% and 1.7% for 3Q 2026 and 96.6% and 1.8% for YTD 2026 through 3Q 2026.

Capital Allocation Activity

During the quarter the Company,

●	Sold two apartment communities, one each in Seattle and Nashville, with a combined 412 apartment homes for gross proceeds of $183.0 million. The Company remains under contract to sell a 296-home apartment community in the Metropolitan Washington, D.C. area for gross proceeds totaling approximately $68.5 million.
●	As part of the previously announced runoff of its Debt and Preferred Equity portfolio, acquired a 483-home apartment community in Inland Empire, CA, and, as previously reported, a 286-home in Portland, OR, both upon the liquidation of the Company’s interests in previous Debt and Preferred Equity joint ventures, for an incremental cash outlay of $235.0 million based on a combined property valuation of $354.4 million.
●	Expanded its joint venture with LaSalle Investment Management to approximately $958.3 million by contributing a 360-home apartment community in Nashville, TN, to the venture. Under the terms of the transaction, the Company received approximately $103.2 million in cash proceeds.
●	Received a full repayment of approximately $29.5 million on its Preferred Equity investment in a stabilized apartment community in Orlando.

Below is a summary of the Company’s preliminary results for the three and nine months ended September 30, 2026.

Reconciliation of Net Income to FFO and FFO as Adjusted

In thousands, except per share and unit amounts	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income/(loss) attributable to common stockholders	$214,869	$39,198	$471,290	$151,174
Real estate depreciation and amortization	161,569	165,926	482,957	490,511
Noncontrolling interests	14,780	2,721	32,473	10,628
Real estate depreciation and amortization on unconsolidated joint ventures	15,073	12,021	41,411	38,245
Net (gain)/loss on consolidation	(3,181)	-	(3,456)	(286)
Net (gain)/loss on the sale of depreciable real estate owned, net of tax	(190,069)	-	(383,159)	(47,939)
FFO attributable to common stockholders and unitholders, basic	$213,041	$219,866	$641,516	$642,333
Distributions to preferred stockholders – Series E (Convertible)	1,225	1,211	3,670	3,628
FFO attributable to common stockholders and unitholders, diluted	$214,266	$221,077	$645,186	$645,961
FFO per weighted average common share and unit, diluted	$0.62	$0.62	$1.85	$1.81
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	346,034	356,873	349,095	357,110
Impact of adjustments to FFO:
Legal and other costs	5,512	2,683	19,113	9,846
Realized and unrealized (gain)/loss on real estate technology investments	9	(3,736)	(14,148)	(3,305)
Severance costs	4,438	7,214	4,970	8,737
Software transition related costs	-	3,329	-	9,263
Casualty-related charges/(recoveries)	548	1,755	9,350	8,434
Total impact of adjustments to FFO	$10,507	$11,245	$19,285	$32,975
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$224,773	$232,322	$664,471	$678,936
FFO as Adjusted per weighted average common share and unit, diluted	$0.65	$0.65	$1.90	$1.90

Balance Sheet Summary

In thousands	September 30, 2026	December 31, 2025
Total assets	$10,301,216	$10,605,674
Total liabilities	$6,373,451	$6,456,911
Redeemable noncontrolling interests in the OP and DownREIT Partnership	$799,194	$859,966
Total equity	$3,128,571	$3,288,797

Reconciliation of Forecasted Net Income to FFO and FFO as Adjusted

All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team. The following reconciles from GAAP Net Income/(loss) per share for full-year 2026 and fourth quarter 2026 to forecasted FFO and FFO as Adjusted per share and unit.

	Full-Year 2026		4Q 2026
	Low	High	Low	High
Forecasted net income per diluted share	$1.58	$1.60	$0.13	$0.15
Conversion from GAAP share count	(0.10)	(0.10)	(0.01)	(0.01)
Net gain on the sale of depreciable real estate owned	(1.10)	(1.10)	-	-
Depreciation	2.00	2.00	0.50	0.50
Noncontrolling interests	0.10	0.10	0.01	0.01
Net (gain)/loss on consolidation	(0.01)	(0.01)	-	-
Preferred dividends	0.01	0.01	-	-
Forecasted FFO per diluted share and unit	$2.48	$2.50	$0.63	$0.65
Legal and other costs	0.06	0.06	-	-
Severance costs	0.01	0.01	-	-
Casualty-related charges/(recoveries)	0.03	0.03	-	-
Realized/unrealized (gain)/loss on real estate technology investments	(0.04)	(0.04)	-	-
Forecasted FFO as Adjusted per diluted share and unit	$2.54	$2.56	$0.63	$0.65

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and the related review by its independent registered public accounting firm are not complete. The Company’s preliminary results are unaudited and do not include all the information that will be contained in the Company’s financial statements for the period, including the notes related thereto. The Company has not yet finalized its results for the quarter ended September 30, 2026; therefore, this information is subject to adjustments that could be material as the Company finalizes its results and completes its review procedures. The Company will provide additional information on the quarter ended September 30, 2026, when it reports final earnings results on November 2, 2026, and holds an affiliated webcast and conference call at 12:00 p.m. Eastern Time on November 3, 2026. The webcast will be available on the Investor Relations section of the Company’s website at ir.udr.com.

Dividend

As previously announced, the Company’s Board of Directors declared dividends on its common stock with record dates in October, November, and December 2026. These dividends amount to $0.145 per share per month and will be payable in cash on the payment dates set forth in the table below to UDR common stock shareholders of record as of the close of business on the corresponding record date in the table below.

Record Date	Payment Date	Amount
October 19, 2026	November 2, 2026	$0.145 per common share
November 16, 2026	November 30, 2026	$0.145 per common share
December 15, 2026	December 31, 2026	$0.145 per common share

Definitions

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.  Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.  Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase/(decrease) in gross potential rent realized less concessions on a straight-line basis for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.  Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Funds From Operations as Adjusted (“FFO as Adjusted”) attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs, software transition related costs and legal and other costs. Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance.  The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted.  However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs.  FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity.

Funds From Operations (“FFO”) attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company’s share of unconsolidated partnerships and joint ventures.  This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018.  In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count. Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs.

Net Operating Income (“NOI”): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt.  Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing.  Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent.  Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs. Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations.  A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters.  These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.  QTD Same-Store Communities excludes 19 communities totaling 7,059 apartment homes that were wholly owned by the Company as of September 30, 2026, and are expected to be contributed to the joint venture with Apollo announced in October 2026 (the "Pending Joint Venture Portfolio Communities"). The Pending Joint Venture Portfolio Communities are presented separately for informational purposes. A reconciliation of QTD Same-Store results excluding these communities is provided below:

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community’s occupancy reaches 90% or above for at least three consecutive months.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years.  These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.  YTD Same-Store Communities excludes 19 communities totaling 7,059 apartment homes that were wholly owned by the Company as of September 30, 2026, and are expected to be contributed to the joint venture with Apollo announced in October 2026 (the "Pending Joint Venture Portfolio Communities"). The Pending Joint Venture Portfolio Communities are presented separately for informational purposes.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, the completion of the Company’s expected formation of a strategic partnership with Apollo, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of September 30, 2026, UDR owned or had an ownership position in 60,617 apartment homes, including 634 apartment homes under development. For over 54 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents, and the highest quality experience for Associates.

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